EARLY RETIREMENT AGREEMENT


         This Early Retirement Agreement will confirm the agreement made by and between __________________________ (herein called "Employee") and AGL RESOURCES INC. (which, with its affiliates, is herein called "the Company").


         The Employee has been employed by the Company for many years and has provided valuable and loyal service throughout those years. This Early Retirement Agreement has been offered to the Employee for a period of 45 days for his consideration. After consultation with his family, legal and financial counselors, the Employee has determined to terminate his employment with the Company in exchange for certain early retirement benefits. In consideration of the mutual benefits to each party, the parties agree as follows:

1. DATE OF EARLY RETIREMENT. The Employee will retire and cease to be an employee of the Company effective as of _____________ ____, 1999 (the "Retirement Date"). The Employee's base salary will continue through _________________ _____, 1999.

2. RETIREMENT BENEFITS. In addition to the retirement benefits to which the Employee would be entitled based upon his employment through his Retirement Date, the Employee shall receive the following as additional consideration, which the Employee acknowledges is significant and substantial:

(a) AGL Resources Inc. Retirement Plan. On the Retirement Date, the Employee shall cease to accrue years of service under the Retirement Plan. He will become eligible to commence receiving benefit payments under the Retirement Plan in accordance with the terms of the Retirement Plan.

(b) Supplemental Retirement Benefit. From the Effective Date of this Agreement until the Employee reaches age 55, the Employee shall receive a monthly supplement payable from the Company's general assets, in an amount equal to: (i) the monthly amount the Employee would be entitled to under the Retirement Plan, plus (ii) the difference between the amount in (i) and the amount his monthly benefit would have been under the Retirement Plan if he had five (5) additional years of age and five (5) additional Years of Eligibility Service (as defined in the Retirement Plan). Upon the Employee's attaining age 55, the monthly supplement will be reduced by the amount to which the Employee would be entitled under the Retirement Plan. The payment of this supplemental retirement benefit will be made in the same form and for the same duration as selected by the Employee for his benefit under the Retirement Plan.

(c) Social Security Bridge Payments. The Employee shall also receive a monthly Social Security bridge payment, payable from the Company's general assets, in the amount of One Thousand Three Hundred Dollars ($1,300.00), through and including the month in which the Employee attains age 62.

(d) Death Benefits. To the extent the form selected by the Employee for his benefit under the Retirement Plan and the Supplemental Retirement Benefit provides a survivor benefit, that benefit will be so paid. If the Employee should die prior to attainment of age 62, the Social Security bridge payments shall cease as of the month of death.

3. WELFARE AND OTHER BENEFITS. Unless otherwise specified below, upon the Retirement Date, the Employee shall cease to participate in the Company's employee benefit plans, pursuant to the terms and conditions of the plan documents.

(a)      Retiree Medical and Dental Insurance Coverage.

         * If the Employee would have completed 25 years of service with the Company and/or its Affiliates upon his attainment of age 62 - The Employee and his dependents that are under age 65 shall receive coverage under the Company's group retiree medical and dental plans until the Employee and his spouse (if applicable) each reach age 65. The cost of the Employee's coverage will be paid by the Company (or its affiliate that last employed the Employee). The Employee shall pay premiums for the cost of coverage for his dependents under the age of 65 at the same rate as other Company retirees pay for dependent coverage. However, the Company reserves the right to amend or terminate such group medical and dental plans at its discretion and reserves the right to change, increase or decrease the amount of the retiree premiums for this coverage. The Employee shall, however, continue to be treated as any other retiree with regard to the coverages and the amounts of premiums charged for the coverages.

         * If the Employee would not have completed 25 years of service with the Company and/or its Affiliates upon his attainment of age 62 - The Employee and his dependents shall receive coverage under the Company's group retiree medical and dental plans. The Employee shall pay the full cost of his coverage (without any Company subsidy), and he shall pay premiums for the cost of coverage for his dependents under the age of 65 at the same rate as other Company retirees pay for dependent coverage until the Employee and his spouse (if applicable) each reach age 65.
             However, the Company reserves the right to amend or terminate such group medical and dental plans at its discretion and reserves the right to change, increase or decrease the amount of the retiree premiums for this coverage. The Employee shall be treated as any other Company retiree with regard to the coverages and the amounts of premiums charged for the coverages.


           Upon the Employee's attainment of age 65, coverage under the Company's plans will coordinate with Medicare, with Medicare as the primary payor. If the Employee becomes employed by another employer and becomes covered under that employer's group health insurance coverage, then that employer's group health insurance coverage shall be primary (or secondary if he is then eligible for Medicare), and the Company's retiree medical/dental coverage shall pay only after those coverages.

(b) Basic Life Insurance. The Company shall continue to pay the premiums for the Employee's basic life insurance coverage of $10,000 under the Company's Group Life Insurance Plan, until the death of the Employee.

(c) GRIP Life Insurance. The Company shall continue to pay the Employee's premium for coverage under the GRIP plan until the policy is paid in full (at the later of the date the policy has been in effect for ten years or the Employee reaches age 65, whichever is later). These premium payments will continue to be treated as taxable income to the Employee.

(d) Accidental Death & Dismemberment. Coverage under the Company's AD&D policies shall cease upon the Retirement Date.

(e)        Dependent  Life  Insurance.   Coverage  on  the  life  of  any
           dependent of the Employee under the Company's policies and plans shall cease on the Retirement Date.

(f)        Short-Term  Disability  and  Long-Term  Disability  Insurance.
           Coverage under the Company's Short-Term Disability Plan and Long-Term Disability Plan shall cease upon the Retirement Date.

(g) Flexible Benefits Plan. The Employee's coverage under the Company's Flexible Benefits Plan shall cease on the Retirement Date.

(h) Employee Allowance Fund. The Employee shall continue to participate in the Employee Allowance Fund for the remainder of 1999 without proration. The Employee shall reimburse the Company for any expenses incurred by the Employee in excess of his Employee Allowance for the year.

(i) Automobile Allowance. If the Employee is leasing an automobile through the Employee Allowance Fund on the Retirement Date, the Employee shall be permitted to choose to: (1) assume the lease on the Retirement Date, (2) return the automobile to the Company on the Retirement Date, or (3) continue the lease through the end of 1999 and then either assume the lease or return the automobile to the Company.

(j)        AGL Resources  Inc.   Retirement   Saving   Plus  Plan  and
           Nonqualified Savings Plan. Upon the Retirement Date, the Employee shall cease to participate in the RSP and the NSP. As soon as practicable after the Retirement Date, the Employee's total account in the RSP will be payable to him. The Employee's NSP account will be payable to him after the end of 1999.

(k)        AGL Resources Inc.  Leveraged  Employee Stock  Ownership Plan.
           The Company has terminated the LESOP. The Employee shall be eligible to receive a distribution of his account in the LESOP at the same time as all other accounts in the LESOP are distributed.

(l) Survivor Support and Survivor Income Plan. The Employee's coverage under the Company's Survivor Support and Survivor Income Plan shall cease as of the Retirement Date.

(m) Outplacement Services. The Employee shall be entitled to certain career transition services, such as planning job search strategies, evaluating personal strengths and weaknesses, resume preparation and training in interview techniques, for a period of up to 12 months through a provider selected by the Company.

(n) Stock Options and Restricted Stock. The Company shall request that the Committee administering the Company's Long-Term Stock Incentive Plan of 1990 extend the operation of the Employee's outstanding stock options so that vesting may continue to occur, and once vested, the options shall continue to be exercisable, until the full term of the option or the Employee's attaining age 62, whichever is the first to occur. Any outstanding incentive stock options shall convert to nonqualified stock options on the date three months following the Retirement Date. Any outstanding shares of restricted stock granted to the Employee which are unvested on the Retirement Date shall be forfeited.

(o) Unused Earned Vacation. As soon as practicable following the Retirement Date, the Company shall pay the Employee, in a lump sum, an amount equal to his unused 1999 vacation entitlement.

4.       RESTRICTIVE  COVENANTS.  For and in  consideration  for the payment and
         benefits   provided  to  the  Employee  under  this  Early   Retirement
         Agreement, the Employee agrees to the terms of the following:

         (a) Covenant Not to Compete. The Employee covenants and agrees that, during a period beginning on the Retirement Date and ending one
             (1) year thereafter, he will not directly or indirectly, on his own behalf or on behalf of any person or entity, compete with the Company by performing activities or duties substantially similar or related to the functions, activities or duties performed by the Employee for the Company for any business entity engaged in direct competition with the Company. A business entity shall be considered to be "in direct competition" with the Company if it is engaged in producing, manufacturing, distributing, marketing, selling, servicing or repairing products similar to products produced, manufactured, distributed, marketed, sold, serviced or repaired by the Company, including (but not limited to) any type of production and distribution of any energy source, whether by cultivation of natural resources or by technology. This restriction shall apply only to a restricted territory within a 100-mile radius of any locations, sites or facilities in which the Company (including its affiliates) maintains offices, operations or service contracts or has provided services during the 12-month period immediately preceding the Retirement Date.

         (b) Nondisclosure and Confidentiality. The Employee acknowledges and agrees that during the term of his employment, he has had access to trade secrets and other confidential information unique to the business of the Company and that the disclosure or unauthorized use of such trade secrets or confidential information by the Employee would injure the Company's business. Therefore, the Employee agrees that he will not, at any time during which he is receiving any benefits hereunder, use, reveal or divulge any trade secrets or any other confidential information which, while not trade secrets or information unique to the Company's business, is highly confidential and constitutes a valuable asset of the Company by reason of the material investment of the Company's time and money in the production of such information. The Employee agrees that he will not use, reveal or divulge any general confidential or customer-related information.

         (c) Nonsolicitation. Due to the Employee's extensive knowledge of the specifics of the Company's business, and its customers and clients, the Employee agrees that during the period he is receiving payments hereunder, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any business that competes with the Company's business any person or entity who transacted business with the Company during the year preceding the Retirement Date. This provision shall be specific to any and all persons or entities with whom the Employee has (i) had direct contact, (ii) been a party to marketing or sales strategies with regard to, or (iii) been privy to marketing or sales strategies with regard to such persons or entities. For purposes of this provision, the Company's business shall include any and all aspects of producing, manufacturing, distributing, marketing, selling, servicing or repairing products similar to products produced, manufactured, distributed, marketed, sold, serviced or repaired by the Company and/or any of its affiliates, including (but not limited to) any type of production and distribution of any energy source, whether by cultivation of natural resources or by technology.

             The Employee agrees that during the period he is receiving payments and benefits hereunder, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away to any business that competes with Company's business any person employed by the Company, or any person employed by the Company at any time during the period beginning one (1) year prior to the Retirement Date.

5. COOPERATION AFTER RETIREMENT DATE. The Employee agrees to cooperate fully with the Company during the period that benefits are provided hereunder and to reasonably assist the Company thereafter on all matters relating to his employment and the conduct of business, including any litigation, claim or suit in which the Company deems that the Employee's cooperation is needed. The Employee also agrees that during the period that benefits are provided hereunder, the Employee will make himself available on reasonable notice to furnish reasonable transition services in the nature of a consultant to the Company regarding any issues arising from the Employee's employment and the conduct of business prior to the Retirement Date, including but not limited to any litigation matters involving the Company as a party or witness and as to which the Employee possesses knowledge or information which is relevant to the litigation. The Company agree to reimburse the Employee for all reasonable "out-of-pocket" expenses related to provision of the services referenced in this Paragraph, provided the Employee receives advance approval of such expenses by the Company's Chief Employee Officer and provides the Company with receipts and invoices for all such expenses in accordance with the general expense reimbursement policy.


6. GENERAL RELEASE. The Employee agrees, for himself, his spouse, heirs, executor or administrator, assigns, insurers, attorneys and other persons or entities acting or purporting to act on his behalf, to irrevocably and unconditionally release, acquit and
         forever  discharge  the  Company,  its  affiliates,   subsidiaries,
         directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by the Company and said plans' fiduciaries, agents and trustees, from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which the Employee has, has had, or may in the future claim to have against the Company by reason of, arising out of, related to, or resulting from Employee's employment with the Company or the termination thereof. This release specifically includes without limitation any claims arising in tort or contract, any claim based on wrongful discharge, any claim based on breach of contract, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which the Employee has or has had under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the provisions of Section XII hereof, it is understood and agreed that the waiver of benefits and claims contained in Section XII does not include a waiver of the right to payment of any vested, nonforfeitable benefits to which the Employee or a beneficiary of the Employee may be entitled under the terms and provisions of any employee benefit plan of the Company which have accrued as of the Retirement Date, and does not include a waiver of the right to benefits and payment of consideration to which the Employee may be entitled under this Agreement. The Employee acknowledges that he is only entitled to the additional benefits and compensation set forth in this Agreement, and that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence.

7. PENALTIES. In addition to any legal or equitable remedies available to the Company, including injunctive relief, the Employee agrees and acknowledges that if he violates any provision of this Early Retirement Agreement, the Company may immediately cease any and all payments and benefits payable to the Employee hereunder.

8. REVOCATION PERIOD. For a period of seven (7) days following execution of this Early Retirement Agreement, the Employee may revoke this Early Retirement Agreement by sending written notice of revocation by Certified Mail (return receipt requested) within that period to:

                           AGL Resources Inc.
                           303 Peachtree Street
                           Suite 400
                           Atlanta, GA  30308
                           Attn:  General Counsel

9. GOVERNING LAW. This Early Retirement Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, except to the extent that the laws of the United States shall otherwise apply.

10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior and contemporaneous oral and written agreements and discussions.

11. EFFECTIVE DATE. For purposes of this Agreement, the "Effective Date" of this Agreement shall be the date on which this Agreement becomes effective, which shall be the date which is exactly eight (8) days following the Execution Date, unless this Agreement has been revoked by the Employee prior to such date in accordance with the provisions of this Agreement. The Execution Date shall mean that date on which this Agreement is executed by the parties.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the __________ day of _______________________, 1999.

                                    EMPLOYEE:


                                    -----------------------------------


                                    COMPANY:

                                    AGL RESOURCES INC.


                                    BY:_______________________________